Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Q4 and FY24 Results; Initiates FY25 Guidance
______________________________________________________________________________________
▪Q4 sales increased 7% and organic sales increased 10%*
▪Full year sales increased 2% and organic sales increased 4%*
▪Q4 GAAP EPS of $0.95; Q4 Adjusted EPS* of $1.28
▪Full year GAAP EPS of $2.52; full year Adjusted EPS of $3.71
▪Q4 Orders +8% organically year-over-year
▪Building Solutions backlog of $13.1 billion increased 7% organically year-over-year
* This news release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Unless otherwise indicated, historical results represent the consolidated results of the Company, inclusive of the Residential & Light Commercial business, which was classified as discontinued operations during the fiscal fourth quarter of 2024. See footnote one for additional details.
_____________________________________________________________________________________

CORK, Ireland — November 6, 2024 — Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal fourth quarter 2024 GAAP earnings per share (“EPS”) of $0.95. Excluding special items, adjusted EPS was $1.28.

Q4 sales increased 7% to $7.4 billion and organic sales increased 10%. Full year sales from increased 2% to $27.4 billion and organic sales increased 4%.
For the quarter, GAAP net income was $633 million and adjusted net income was $858 million.
“We are very pleased with our strong end to the fiscal year and our fourth quarter results, which delivered double-digit organic sales growth and robust margin expansion,” said George Oliver, Chairman and CEO. “Johnson Controls is entering fiscal 2025 with momentum. Backlog is at record levels and we are well positioned to deliver continued profitable top line growth. Importantly, the actions taken during the year to simplify our portfolio are allowing us to focus our resources on expanding Johnson Controls as a leading pure-play building solutions provider. We are driving greater outcomes for our customers globally across the building lifecycle while unlocking shareholder value.”
FISCAL Q4 SEGMENT RESULTS
The financial highlights presented in the tables below include both continuing and discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal fourth quarter of 2023.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Building Solutions North America

	Fiscal Q4
(in millions)	2024	2023	Change
Sales	$3,223	$2,778	16%
Segment EBITA
GAAP	484	427	13%
Adjusted (non-GAAP)	484	427	13%
Segment EBITA Margin %
GAAP	15.0%	15.4%	(40	bp)
Adjusted (non-GAAP)	15.0%	15.4%	(40	bp)
Sales in the quarter of $3.2 billion increased 16% over the prior year. Organic sales also increased 16% led by growth greater than 20% in Applied HVAC & Controls.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 7% year-over-year. Backlog at the end of the quarter of $9.1 billion increased 10% compared to the prior year, excluding M&A and adjusted for foreign currency.
Segment EBITA margin of 15.0% declined 40 basis points versus the prior year primarily due to unfavorable mix, as Systems grew faster than Service.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q4
(in millions)	2024	2023	Change
Sales	$1,113	$1,045	7%
Segment EBITA
GAAP	111	82	35%
Adjusted (non-GAAP)	128	82	56%
Segment EBITA Margin %
GAAP	10.0%	7.8%	220	bp
Adjusted (non-GAAP)	11.5%	7.8%	370	bp
Sales in the quarter of $1.1 billion increased 7% over the prior year. Organic sales grew 10% versus the prior year led by double-digit growth in Controls, Security, and Industrial Refrigeration.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 14% year-over-year. Backlog at the end of the quarter of $2.5 billion increased 10% year-over-year, excluding M&A and adjusted for foreign currency.
Segment EBITA margin of 10.0% expanded 220 basis points versus the prior year driven by improved productivity and by the positive mix from the growth in Service. Adjusted segment EBITA in Q4 2024 excludes a non-recurring loss associated with the equity method accounting for a joint venture.

Building Solutions Asia Pacific

	Fiscal Q4
(in millions)	2024	2023	Change
Sales	$664	$697	(5%)
Segment EBITA
GAAP	94	94	—%
Adjusted (non-GAAP)	94	94	—%
Segment EBITA Margin %
GAAP	14.2%	13.5%	70	bp
Adjusted (non-GAAP)	14.2%	13.5%	70	bp
Sales in the quarter of $664 million declined 5% versus the prior year. Organic sales also declined 5% versus the prior year as mid single-digit Service growth was more than offset by continued weakness in the Systems business in China.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 6% year-over-year. Backlog at the end of the quarter of $1.5 billion decreased 10% year-over-year, excluding M&A and adjusted for foreign currency.
Segment EBITA margin of 14.2% improved 70 basis points versus the prior year as positive mix from our Service business offset a decline in our Systems business.

Global Products

	Fiscal Q4*
(in millions)	2024	2023	Change
Sales	$2,394	$2,386	—%
Segment EBITA
GAAP	670	502	33%
Adjusted (non-GAAP)	670	502	33%
Segment EBITA Margin %
GAAP	28.0%	21.0%	700	bp
Adjusted (non-GAAP)	28.0%	21.0%	700	bp
*Includes results for both continuing operations and discontinued operations related to the sale of the Residential and Light Commercial HVAC business. See footnote one for additional details.
Sales in the quarter of $2.4 billion were flat versus the prior year. Organic sales grew 8% versus the prior year as growth in Commercial and Residential HVAC were offset by declines in both Fire & Security and Industrial Refrigeration.
Segment EBITA margin of 28.0% expanded 700 basis points versus the prior year driven primarily by operational efficiencies leading to productivity improvements.

Corporate

	Fiscal Q4
(in millions)	2024	2023	Change
Corporate Expense
GAAP	$158	$70	126%
Adjusted (non-GAAP)	114	49	133%
Adjusted Corporate expense excludes certain transaction/separation costs.

OTHER Q4 ITEMS
▪Total cash provided by operating activities of $1,526 million included cash from continuing operations of $1,352 million and cash from discontinued operations of $174 million. Free cash flow was $1,318 million and adjusted free cash flow was $1,087 million.
▪The Company paid dividends of $247 million.
▪The Company repurchased 5.4 million shares of common stock for approximately $370 million.
▪The Company recorded pre-tax restructuring and impairment costs for continuing and discontinued operations of $145 million, comprised primarily of severance and other charges related to ongoing restructuring actions and certain asset impairments.
▪The Company signed a definitive agreement to sell its Residential and Light Commercial HVAC business (the “R&LC Business”), which includes the North America Ducted businesses and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owns 60% and Hitachi owns 40%, to Bosch Group for approximately $8.1 billion in cash with the Company’s portion of the aggregate consideration being approximately $6.7 billion. The transaction is expected to close in the fourth quarter of fiscal 2025, subject to required regulatory approvals and other customary closing conditions.

▪The Company announced a multi-year restructuring plan to address stranded costs and further right-size its global operations following its previously announced portfolio simplification actions. The Company expects to incur approximately $400 million in restructuring costs over the next three years, resulting in expected annual cost savings of approximately $500 million.

GUIDANCE
The following forward-looking statements regarding organic sales growth, adjusted segment EBITA margin, adjusted segment EBITA margin improvement and adjusted EPS are non-GAAP financial measures and are presented on a continuing operations basis excluding the R&LC Business, which was classified as discontinued operations during the fiscal fourth quarter of 2024. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2025 first quarter and full year GAAP financial results from continuing operations.
The Company initiated fiscal 2025 first quarter continuing operations guidance:
▪Organic sales growth of mid-single digits
▪Adjusted segment EBITA margin of ~14.5%
▪Adjusted EPS before special items of ~$0.57 to $0.60

The Company initiated fiscal 2025 full year continuing operations guidance:
▪Organic sales growth of mid-single digits
▪Adjusted segment EBITA margin improvement of more than 50 basis points, year-over-year
▪Adjusted EPS before special items of ~$3.40 to $3.50

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 844-763-8274 (in the United States) or +1-412-717-9224 (outside the United States), or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.
Today, with a global team of almost 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.
Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 414.340.1752	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls’ ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability of Johnson Controls to execute on its operating model and drive organizational improvement; Johnson Controls’ ability to successfully execute and complete portfolio simplification, including the completion of the divestiture of the Residential and Light Commercial business, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; the ability to hire and retain senior management and other key personnel, including successfully executing Johnson Controls’ Chief Executive Officer succession plan; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; the ability to manage general economic, business and capital market conditions, including the impact of recessions, economic downturns and global price inflation; fluctuations in the cost and availability of public and private financing for

Johnson Controls’ customers; the ability to manage macroeconomic and geopolitical volatility, including supply chain shortages and the conflicts between Russia and Ukraine and Israel and Hamas; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches; maintaining and improving the capacity, reliability and security of Johnson Controls’ enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls’ digital platforms and services; changes to laws or policies governing foreign trade, including economic sanctions, tariffs, foreign exchange and capital controls, import/export controls or other trade restrictions; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls’ business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet Johnson Controls’ public sustainability commitments; risks and uncertainties related to the settlement with a nationwide class of public water systems concerning the use of AFFF; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; Johnson Controls’ ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled “Risk Factors” in Johnson Controls Annual Report on Form 10-K for the fiscal year filed with the SEC, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab, and such factors may be updated from time to time in Johnson Controls filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
Net sales
Products and systems	$4,391	$4,128	$15,967	$15,789
Services	1,857	1,725	6,985	6,542
	6,248	5,853	22,952	22,331
Cost of sales
Products and systems	2,872	2,877	10,677	10,736
Services	1,108	1,004	4,198	3,791
	3,980	3,881	14,875	14,527

Gross profit	2,268	1,972	8,077	7,804

Selling, general and administrative expenses	1,368	1,309	5,661	5,387
Restructuring and impairment costs	133	212	510	1,049
Net financing charges	96	56	342	258
Equity income (loss)	(23)	1	(42)	3

Income from continuing operations before income taxes	648	396	1,522	1,113

Income tax provision (benefit)	110	(92)	111	(468)

Income from continuing operations	538	488	1,411	1,581

Income from discontinued operations, net of tax	140	93	489	452

Net income	678	581	1,900	2,033

Income from continuing operations attributable to noncontrolling interests	2	7	4	19

Income from discontinued operations attributable to noncontrolling interests	43	25	191	165

Net income attributable to Johnson Controls	$633	$549	$1,705	$1,849

Amounts attributable to Johnson Controls ordinary shareholders:
Income from continuing operations	$536	$481	$1,407	$1,562
Income from discontinued operations	97	68	298	287
Net income	$633	$549	$1,705	$1,849

Basic earnings per share attributable to Johnson Controls
Continuing operations	$0.80	$0.71	$2.09	$2.28
Discontinued operations	0.15	0.10	0.44	0.42
Total	$0.95	$0.81	$2.53	$2.70

Diluted earnings per share attributable to Johnson Controls
Continuing operations	$0.80	$0.70	$2.08	$2.27
Discontinued operations	0.15	0.10	0.44	0.42
Total	$0.95	$0.80	$2.52	$2.69

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	September 30, 2024	September 30, 2023
Assets

Cash and cash equivalents	$606	$828
Accounts receivable - net	6,051	5,494
Inventories	1,774	1,872
Current assets held for sale	1,595	1,552
Other current assets	1,153	991
Current assets	11,179	10,737

Property, plant and equipment - net	2,403	2,374
Goodwill	16,725	16,772
Other intangible assets - net	4,130	4,772
Noncurrent assets held for sale	3,210	3,105
Other noncurrent assets	5,048	4,482
Total assets	$42,695	$42,242

Liabilities and Equity

Short-term debt	$953	$361
Current portion of long-term debt	536	645
Accounts payable	3,389	3,498
Accrued compensation and benefits	1,048	847
Deferred revenue	2,160	1,923
Current liabilities held for sale	1,431	1,375
Other current liabilities	2,438	2,435
Current liabilities	11,955	11,084

Long-term debt	8,004	7,818
Pension and postretirement benefits	217	252
Noncurrent liabilities held for sale	405	407
Other noncurrent liabilities	4,753	4,987
Long-term liabilities	13,379	13,464

Shareholders’ equity attributable to Johnson Controls	16,098	16,545
Noncontrolling interests	1,263	1,149
Total equity	17,361	17,694
Total liabilities and equity	$42,695	$42,242

Johnson Controls International plc

Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
Operating Activities of Continuing Operations
Income from continuing operations attributable to Johnson Controls	$536	$481	$1,407	$1,562
Income from continuing operations attributable to noncontrolling interests	2	7	4	19
Net income	538	488	1,411	1,581
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	192	202	816	745
Pension and postretirement benefit expense (income)	(10)	83	(43)	58
Pension and postretirement contributions	10	(5)	(6)	(48)
Equity in earnings of partially-owned affiliates, net of dividends received	23	(2)	44	(3)
Deferred income taxes	—	(337)	(403)	(602)
Non-cash restructuring and impairment charges	78	126	411	827
Equity-based compensation expense	26	18	107	107
Other - net	15	(20)	(112)	(117)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(46)	240	(537)	(259)
Inventories	168	141	(17)	(58)
Other assets	78	31	(482)	(187)
Restructuring reserves	5	25	(76)	57
Accounts payable and accrued liabilities	466	(17)	645	(85)
Accrued income taxes	(191)	95	(190)	(160)
Cash provided by operating activities from continuing operations	1,352	1,068	1,568	1,856

Investing Activities of Continuing Operations
Capital expenditures	(195)	(139)	(494)	(446)
Sale of property, plant and equipment	1	3	1	30
Acquisition of businesses, net of cash acquired	(4)	(466)	(3)	(726)
Business divestitures, net of cash divested	326	28	345	28
Other - net	(26)	(1)	(33)	21
Cash used by investing activities from continuing operations	102	(575)	(184)	(1,093)

Financing Activities of Continuing Operations
Net proceeds (payments) from borrowings with maturities less than three months	(655)	195	48	(75)
Proceeds from debt	—	2	1,281	1,173
Repayments of debt	(486)	(1,019)	(924)	(1,555)
Stock repurchases and retirements	(370)	(12)	(1,246)	(625)
Payment of cash dividends	(247)	(251)	(1,000)	(980)
Other - net	—	20	(107)	3
Cash used by financing activities from continuing operations	(1,758)	(1,065)	(1,948)	(2,059)

Discontinued Operations
Cash provided by operating activities	174	322	530	365
Cash used by investing activities	(13)	(33)	(37)	(91)
Cash provided (used) by financing activities	—	2	(132)	(115)
Cash provided by discontinued operations	161	291	361	159
Effect of exchange rate changes on cash, cash equivalents and restricted cash	30	62	59	(5)
Change in cash, cash equivalents and restricted cash held for sale	(8)	(4)	(6)	(5)
Decrease in cash, cash equivalents and restricted cash	(121)	(223)	(150)	(1,147)
Cash, cash equivalents and restricted cash at beginning of period	888	1,140	917	2,064
Cash, cash equivalents and restricted cash at end of period	767	917	767	917
Less: Restricted cash	161	89	161	89
Cash and cash equivalents at end of period	$606	$828	$606	$828

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

The Company signed a definitive agreement in July 2024 to sell its Residential and Light Commercial HVAC business (the “R&LC Business”), which includes the North America Ducted businesses and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owns 60% and Hitachi owns 40%. The R&LC Business, which was previously reported in the Global Products segment, meets the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation, and assets and liabilities were retrospectively reclassified as held for sale for all periods presented. Unless otherwise noted, all activities and amounts reported in the following footnotes include both the continuing operations of the Company and activities and amounts related to the R&LC business.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to footnotes three through eight for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•Effective January 1, 2024, the Company has excluded the impact of discontinuing its accounts receivables factoring programs from adjusted free cash flow and adjusted free cash flow conversion. The Company has also re-baselined the prior year adjusted free cash flow measures to present a more comparative measure without the impact of factoring.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted financial measures

Adjusted financial measures include adjusted segment EBITA, adjusted net income, adjusted earnings per share, adjusted EBIT, adjusted EBITDA and adjusted corporate expenses. These non-GAAP measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes four through seven, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs, net of NCI represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Earn-out adjustments relate to earn-out liabilities associated with certain significant acquisitions and may have a favorable or unfavorable impact on results.

•Warehouse fire loss relates to an uninsured loss attributable to a fire at a warehouse in Menominee, Michigan.

•Cyber incident costs primarily represent expenses, net of insurance recoveries, associated with the response to, and remediation of, a cybersecurity incident which occurred in September 2023.

•Global products product quality issue are costs related to a product quality issue within the Global Products segment that is unusual due to the magnitude of the expected cost to remediate in comparison to typical product quality issues experienced by the Company.

•Loss on divestiture relates to the sale of the ADTi business.

•EMEA/LA joint venture loss relates to certain non-recurring losses associated with the equity method accounting of a joint venture company.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of, impacts from statutory rate changes, and the recording of significant tax credits.

•Related tax impact includes the tax impact of the various adjusting/excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables include sales from both continuing and discontinued operations and detail the changes in sales attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

	Three Months Ended September 30
Net sales	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Net sales - 2023	$2,778	$1,045	$697	$4,520	$2,386	$6,906
Base year adjustments
Divestitures and other	—	—	(7)	(7)	(135)	(142)
Foreign currency	(2)	(31)	6	(27)	(26)	(53)
Adjusted base net sales	2,776	1,014	696	4,486	2,225	6,711
Acquisitions	—	2	—	2	—	2
Organic growth	447	97	(32)	512	169	681
Net sales - 2024	$3,223	$1,113	$664	$5,000	$2,394	$7,394

Growth %:
Net sales	16%	7%	(5%)	11%	—%	7%
Organic growth	16%	10%	(5%)	11%	8%	10%

	Twelve Months Ended September 30
Net sales	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Net sales - 2023	$10,330	$4,096	$2,746	$17,172	$9,621	$26,793
Base year adjustments
Divestitures and other	—	(3)	(58)	(61)	(147)	(208)
Foreign currency	13	(39)	(62)	(88)	(170)	(258)
Adjusted base net sales	10,343	4,054	2,626	17,023	9,304	26,327
Acquisitions	48	9	51	108	29	137
Organic growth	957	233	(440)	750	204	954
Net sales - 2024	$11,348	$4,296	$2,237	$17,881	$9,537	$27,418

Growth %:
Net sales	10%	5%	(19%)	4%	(1%)	2%
Organic growth	9%	6%	(17%)	4%	2%	4%

	Three Months Ended September 30
Products and systems revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Products and systems revenue - 2023	$1,727	$570	$498	$2,795	$2,386	$5,181
Base year adjustments
Divestitures and other	—	(1)	—	(1)	(135)	(136)
Foreign currency	(1)	2	3	4	(26)	(22)
Adjusted products and systems revenue	1,726	571	501	2,798	2,225	5,023
Acquisitions	—	1	—	1	—	1
Organic growth	364	24	(44)	344	169	513
Products and systems revenue - 2024	$2,090	$596	$457	$3,143	$2,394	$5,537

Growth %:
Products and systems revenue	21%	5%	(8%)	12%	—%	7%
Organic growth	21%	4%	(9%)	12%	8%	10%

	Twelve Months Ended September 30
Products and systems revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Products and systems revenue - 2023	$6,368	$2,275	$1,987	$10,630	$9,621	$20,251
Base year adjustments
Divestitures and other	—	(2)	—	(2)	(147)	(149)
Foreign currency	13	37	(48)	2	(170)	(168)
Adjusted products and systems revenue	6,381	2,310	1,939	10,630	9,304	19,934
Acquisitions	5	5	30	40	29	69
Organic growth	713	(1)	(486)	226	204	430
Products and systems revenue - 2024	$7,099	$2,314	$1,483	$10,896	$9,537	$20,433

Growth %:
Products and systems revenue	11%	2%	(25%)	3%	(1%)	1%
Organic growth	11%	—%	(25%)	2%	2%	2%

	Three Months Ended September 30
Service revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Service revenue - 2023	$1,051	$475	$199	$1,725	$—	$1,725
Base year adjustments
Divestitures and other	—	1	(7)	(6)	—	(6)
Foreign currency	(1)	(33)	3	(31)	—	(31)
Adjusted base service revenue	1,050	443	195	1,688	—	1,688
Acquisitions	—	1	—	1	—	1
Organic growth	83	73	12	168	—	168
Service revenue - 2024	$1,133	$517	$207	$1,857	$—	$1,857

Growth %:
Service revenue	8%	9%	4%	8%	—%	8%
Organic growth	8%	16%	6%	10%	—%	10%

	Twelve Months Ended September 30
Service revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Service revenue - 2023	$3,962	$1,821	$759	$6,542	$—	$6,542
Base year adjustments
Divestitures and other	—	(1)	(58)	(59)	—	(59)
Foreign currency	—	(76)	(14)	(90)	—	(90)
Adjusted base service revenue	3,962	1,744	687	6,393	—	6,393
Acquisitions	43	4	21	68	—	68
Organic growth	244	234	46	524	—	524
Service revenue - 2024	$4,249	$1,982	$754	$6,985	$—	$6,985

Growth %:
Service revenue	7%	9%	(1%)	7%	—%	7%
Organic growth	6%	13%	7%	8%	—%	8%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes free cash flow and free cash flow conversion attributable to both continuing and discontinued operations (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Cash provided by operating activities	$1,526	$1,390	$2,098	$2,221
Capital expenditures	(208)	(173)	(532)	(539)
Free cash flow (non-GAAP)	$1,318	$1,217	$1,566	$1,682

Net income attributable to JCI	$633	$549	$1,705	$1,849
Free cash flow conversion from net income (non-GAAP)	208%	222%	92%	91%

The following table includes adjusted free cash flow and adjusted free cash flow conversion attributable to both continuing and discontinued operations (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Free cash flow (non-GAAP)	$1,318	$1,217	$1,566	$1,682
Adjustments:
JC Capital cash used by operating activities	9	56	179	137
Water systems AFFF settlement cash payments and insurance recoveries	(257)	—	(14)	—
Impact from discontinuation of factoring programs	17	—	665	—
Adjusted free cash flow (non-GAAP)	1,087	1,273	2,396	1,819
Prior year impact from factoring programs	—	(284)	—	(205)
Re-baselined adjusted free cash flow (non-GAAP)	$1,087	$989	$2,396	$1,614

Adjusted net income attributable to JCI (non-GAAP)	$858	$719	$2,510	$2,405
JC Capital net income	(8)	1	(16)	(11)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$850	$720	$2,494	$2,394
Adjusted free cash flow conversion (non-GAAP)	128%	137%	96%	67%

5. EBITA, EBIT and Corporate Expense

The Company evaluates the performance of its business units primarily on segment EBITA. The following table includes both continuing and discontinued operations (unaudited):

	Three Months Ended September 30,				Twelve Months Ended September 30,
	Actual		Adjusted (Non-GAAP)		Actual		Adjusted (Non-GAAP)
(in millions; unaudited)	2024	2023	2024	2023	2024	2023	2024	2023

Segment EBITA
Building Solutions North America	$484	$427	$484	$427	1,663	$1,394	$1,602	$1,394
Building Solutions EMEA/LA	111	82	128	82	391	316	408	316
Building Solutions Asia Pacific	94	94	94	94	261	343	261	343
Global Products	670	502	670	502	2,123	1,965	2,149	1,975

EBIT (non-GAAP)
Net income attributable to JCI	$633	$549	$858	$719	$1,705	$1,849	$2,510	$2,405
Income attributable to noncontrolling interests (1)	45	32	46	36	195	184	202	188
Net income	678	581	904	755	1,900	2,033	2,712	2,593
Income tax provision (benefit)(2)	153	(57)	143	118	252	(323)	432	405
Income before income taxes	831	524	1,047	873	2,152	1,710	3,144	2,998
Net financing charges	96	63	96	63	359	281	359	281
EBIT (non-GAAP)	$927	$587	$1,143	$936	$2,511	$1,991	$3,503	$3,279

(1) Adjusted income attributable to noncontrolling interests excludes the impact of restructuring and impairment costs.

(2) Adjusted income tax provision (benefit) excludes the net tax impacts of pre-tax adjusting items and discrete tax items.

The following tables reconcile segment EBITA to adjusted segment EBITA (unaudited) attributable to both continuing and discontinued operations:

	Three Months Ended September 30,
(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products
	2024	2023	2024	2023	2024	2023	2024	2023

Segment EBITA	$484	$427	$111	$82	$94	$94	$670	$502

Adjusting items:
EMEA/LA joint venture loss	—	—	17	—	—	—	—	—

Adjusted segment EBITA (non-GAAP)	$484	$427	$128	$82	$94	$94	$670	$502

	Twelve Months Ended September 30,
(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products
	2024	2023	2024	2023	2024	2023	2024	2023

Segment EBITA	$1,663	$1,394	$391	$316	$261	$343	$2,123	$1,965

Adjusting items:
Earn-out adjustments	(61)	—	—	—	—	—	(7)	(30)
Uninsured warehouse fire loss	—	—	—	—	—	—	—	40
Global Products product quality costs	—	—	—	—	—	—	33	—
EMEA/LA joint venture loss	—	—	17	—	—	—	—	—

Adjusted segment EBITA (non-GAAP)	$1,602	$1,394	$408	$316	$261	$343	$2,149	$1,975

The following table reconciles Corporate expense from both continuing and discontinued operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023

Corporate expense (GAAP)	$158	$70	$531	$432

Adjusting items:
Transaction/separation costs	(44)	(21)	(72)	(122)
Cyber incident costs	—	—	(27)	—
Adjusted corporate expense (non-GAAP)	$114	$49	$432	$310

6. Net Income and Diluted Earnings Per Share

The following tables reconcile net income attributable to JCI and diluted earnings per share as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended September 30,
	Net income attributable to JCI		Diluted earnings per share
(in millions, except per share)	2024	2023	2024	2023

As reported (GAAP)	$633	$549	$0.95	$0.80

Adjusting items:
Net mark-to-market adjustments	(16)	108	(0.02)	0.16
Restructuring and impairment costs, net of NCI	144	216	0.22	0.31
AFFF insurance recoveries	(16)	—	(0.02)	—
Transaction/separation costs	44	21	0.07	0.03
Loss on divestiture	42	—	0.06	—
EMEA/LA joint venture loss	17	—	0.03	—
Tax impact of adjusting items, net	10	(54)	0.01	(0.08)
Discrete tax items, net	—	(121)	—	(0.18)
Adjusted (non-GAAP)*	$858	$719	$1.28	$1.05
* May not sum due to rounding

	Twelve Months Ended September 30,
	Net income attributable to JCI		Diluted earnings per share
(in millions, except per share)	2024	2023	2024	2023

As reported (GAAP)	$1,705	$1,849	$2.52	$2.69

Adjusting items:
Net mark-to-market adjustments	(58)	92	(0.09)	0.13
Restructuring and impairment costs, net of NCI	537	1,060	0.79	1.54
Water systems AFFF settlement	750	—	1.11	—
AFFF insurance recoveries	(367)	—	(0.54)	—
Transaction/separation costs	72	122	0.11	0.18
Earn-out adjustments	(68)	(30)	(0.10)	(0.04)
Warehouse fire loss	—	40	—	0.06
Cyber incident costs	27	—	0.04	—
Global Products product quality issue	33	—	0.05	—
Loss on divestiture	42	—	0.06	—
EMEA/LA joint venture loss	17	—	0.03	—
Tax impact of adjusting items, net	(123)	(169)	(0.18)	(0.25)
Discrete tax items,net	(57)	(559)	(0.08)	(0.81)
Adjusted (non-GAAP)*	$2,510	$2,405	$3.71	$3.50
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023

Weighted average shares outstanding
Basic weighted average shares outstanding	665.3	680.3	673.8	684.3
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	2.8	3.0	2.2	3.1
Diluted weighted average shares outstanding	668.1	683.3	676.0	687.4

7. Debt Ratios

The following table includes both continuing and discontinued operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	September 30, 2024		June 30, 2024		September 30, 2023
Short-term debt	$953		$1,523		$385
Current portion of long-term debt	536		998		645
Long-term debt	8,004		7,867		7,818
Total debt	9,493		10,388		8,848
Less: cash and cash equivalents	611		862		835
Net debt	$8,882		$9,526		$8,013

Last twelve months income before income taxes	$2,152		$1,845		$1,710

Net debt to income before income taxes	4.1	x	5.2	x	4.7	x

Last twelve months adjusted EBITDA (non-GAAP)	$4,382		$4,210		$4,127

Net debt to adjusted EBITDA (non-GAAP)	2.0x		2.3x		1.9x

The following table reconciles net income to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Net income	$1,900	$1,803	$2,033
Income tax provision (benefit)	252	42	(323)
Net financing charges	359	326	281
EBIT	2,511	2,171	1,991
Adjusting items:
Net mark-to-market adjustments	(58)	66	92
Restructuring and impairment costs	544	619	1,064
Water systems AFFF settlement	750	750	—
AFFF insurance recoveries	(367)	(351)	—
Transaction/separation costs	72	49	122
Earn-out adjustments	(68)	(68)	(30)
Warehouse fire loss	—	—	40
Cyber incident costs	27	27	—
Global Products product quality issue	33	33	—
Loss on divestiture	42	—	—
EMEA/LA joint venture loss	17	—	—
Adjusted EBIT (non-GAAP)	3,503	3,296	3,279
Depreciation and amortization	879	914	848
Adjusted EBITDA (non-GAAP)	$4,382	$4,210	$4,127

8. Income Taxes

The Company's effective tax rate before consideration of certain excluded items was approximately 13.75% for the three and twelve months ending September 30, 2024 and approximately 13.5% for the three and twelve months ending September 30, 2023.

9. Statements of Income

The following tables include statements of income for both continuing and discontinued operations.

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Combined	Continuing Operations	Discontinued Operations	Combined
Net sales
Products and systems	$4,391	$1,146	$5,537	$4,128	$1,053	$5,181
Services	1,857	—	1,857	1,725	—	1,725
	6,248	1,146	7,394	5,853	1,053	6,906
Cost of sales
Products and systems	2,872	832	3,704	2,877	817	3,694
Services	1,108	—	1,108	1,004	—	1,004
	3,980	832	4,812	3,881	817	4,698

Gross profit	2,268	314	2,582	1,972	236	2,208

Selling, general and administrative expenses	1,368	200	1,568	1,309	167	1,476
Restructuring and impairment costs	133	12	145	212	8	220
Net financing charges	96	—	96	56	7	63
Equity income (loss)	(23)	81	58	1	74	75

Income before income taxes	648	183	831	396	128	524

Income tax provision (benefit)	110	43	153	(92)	35	(57)

Net income	538	140	678	488	93	581

Income attributable to noncontrolling interests	2	43	45	7	25	32

Net income attributable to Johnson Controls	$536	$97	$633	$481	$68	$549

Earnings per share attributable to Johnson Controls
Basic	$0.80	$0.15	$0.95	$0.71	$0.10	0.81
Diluted	0.80	0.15	0.95	0.70	0.10	0.80

	Twelve Months Ended September 30, 2024			Twelve Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Combined	Continuing Operations	Discontinued Operations	Combined
Net sales
Products and systems	$15,967	$4,466	$20,433	$15,789	$4,462	$20,251
Services	6,985	—	6,985	6,542	—	6,542
	22,952	4,466	27,418	22,331	4,462	26,793
Cost of sales
Products and systems	10,677	3,300	13,977	10,736	3,295	14,031
Services	4,198	—	4,198	3,791	—	3,791
	14,875	3,300	18,175	14,527	3,295	17,822

Gross profit	8,077	1,166	9,243	7,804	1,167	8,971

Selling, general and administrative expenses	5,661	761	6,422	5,387	794	6,181
Restructuring and impairment costs	510	34	544	1,049	15	1,064
Net financing charges	342	17	359	258	23	281
Equity income (loss)	(42)	276	234	3	262	265

Income before income taxes	1,522	630	2,152	1,113	597	1,710

Income tax provision (benefit)	111	141	252	(468)	145	(323)

Net income	1,411	489	1,900	1,581	452	2,033

Income attributable to noncontrolling interests	4	191	195	19	165	184

Net income attributable to Johnson Controls	$1,407	$298	$1,705	$1,562	$287	$1,849

Earnings per share attributable to Johnson Controls
Basic	$2.09	$0.44	$2.53	$2.28	$0.42	$2.70
Diluted	2.08	0.44	2.52	2.27	0.42	2.69

10. Quarterly Results - Continuing Operations

The following tables include reconciliations of EBIT to adjusted EBIT, diluted EPS to adjusted diluted EPS, and Global Products segment EBITA to Global Products adjusted segment EBITA for continuing operations only.

	Fiscal 2024
(in millions, except per share)	Q1	Q2	Q3	Q4	Year

Net sales	$5,209	$5,597	$5,898	$6,248	$22,952

Net income attributable to JCI	$340	$(321)	$852	$536	$1,407
Income attributable to NCI	—	3	(1)	2	4
Net income (loss)	340	(318)	851	538	1,411
Income tax provision (benefit)	(20)	(153)	174	110	111
Income (loss) before income taxes	320	(471)	1,025	648	1,522
Net financing charges	87	89	70	96	342
EBIT (Non-GAAP)	407	(382)	1,095	744	1,864
Adjusting items:
Net mark-to-market adjustments	(22)	(15)	(5)	(6)	(48)
Restructuring and impairment costs, net of NCI	35	239	102	133	509
Water systems AFFF settlement	—	750	—	—	750
AFFF insurance recoveries	—	—	(351)	(16)	(367)
Transaction/separation costs	—	5	10	17	32
Earn-out adjustments	—	(7)	(61)	—	(68)
Uninsured warehouse fire loss	—	—	—	—	—
Cyber incident costs	23	4	—	—	27
Global Products product quality issue	—	33	—	—	33
Loss on divestiture	—	—	—	42	42
EMEA/LA joint venture loss	—	—	—	17	17

Adjusted EBIT (Non-GAAP)	$443	$627	$790	$931	$2,791

Diluted EPS	$0.50	$(0.47)	$1.25	$0.80	$2.08
Adjusting items:
Net mark-to-market adjustments	(0.03)	(0.02)	(0.01)	(0.01)	(0.07)
Restructuring and impairment costs, net of NCI	0.05	0.35	0.15	0.20	0.75
Water systems AFFF settlement	—	1.10	—	—	1.11
AFFF insurance recoveries	—	—	(0.52)	(0.02)	(0.54)
Transaction/separation costs	—	0.01	0.01	0.03	0.05
Earn-out adjustments	—	(0.01)	(0.09)	—	(0.10)
Cyber incident costs	0.03	0.01	—	—	0.04
Global Products product quality issue	—	0.05	—	—	0.05
Loss on divestiture	—	—	—	0.06	0.06
EMEA/LA joint venture loss	—	—	—	0.03	0.03
Tax impact of adjusting items	(0.01)	(0.32)	0.14	0.03	(0.16)
Discrete tax items	(0.08)	—	—	—	(0.08)

Adjusted diluted EPS (Non-GAAP)*	$0.46	$0.69	$0.95	$1.11	$3.21

Weighted shares outstanding	682.4	679.0	672.8	668.1	676.0
* May not sum due to rounding

	Fiscal 2023
(in millions, except per share)	Q1	Q2	Q3	Q4	Year

Net sales	$5,155	$5,546	$5,777	$5,853	$22,331

Net income attributable to JCI	$97	$44	$940	$481	$1,562
Income attributable to NCI	4	1	7	7	19
Net income	101	45	947	488	1,581
Income tax provision (benefit)	(3)	8	(381)	(92)	(468)
Income before income taxes	98	53	566	396	1,113
Net financing charges	62	66	74	56	258
EBIT (Non-GAAP)	160	119	640	452	1,371
Adjusting items:
Net mark-to-market adjustments	(3)	4	(17)	111	95
Restructuring and impairment costs, net of NCI	343	415	79	212	1,049
Transaction/separation costs	26	29	43	20	118
Earn-out adjustments		(30)	—	—	(30)
Uninsured warehouse fire loss	40	—	—	—	40

Adjusted EBIT (Non-GAAP)	$566	$537	$745	$795	$2,643

Diluted EPS	$0.14	$0.07	$1.36	$0.70	$2.27
Adjusting items:
Net mark-to-market adjustments	—	0.01	(0.02)	0.16	0.14
Restructuring and impairment costs, net of NCI	0.50	0.60	0.12	0.31	1.53
Transaction/separation costs	0.04	0.04	0.06	0.03	0.17
Earn-out adjustments	—	(0.04)	—	—	(0.04)
Uninsured warehouse fire loss	0.06	—	—	—	0.06
Tax impact of adjusting items	(0.09)	(0.06)	(0.02)	(0.08)	(0.24)
Discrete tax items	—	—	(0.64)	(0.18)	(0.81)

Adjusted diluted EPS (Non-GAAP)*	$0.63	$0.62	$0.87	$0.95	$3.07

Weighted shares outstanding	690.3	689.7	686.2	683.3	687.4
* May not sum due to rounding

	Global Products
(in millions)	Fiscal 2024					Fiscal 2023
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Segment EBITA	$267	$290	$387	$459	$1,403	$299	$305	$355	$358	$1,317

Adjusting items:
Earn-out adjustments	—	(7)	—	—	(7)	—	(30)	—	—	(30)
Uninsured warehouse fire loss	—	—	—	—	—	40	—	—	—	40
Global Products product quality costs	—	33	—	—	33	—	—	—	—	—

Adjusted segment EBITA (non-GAAP)	$267	$316	$387	$459	$1,429	$339	$275	$355	$358	$1,327